Exhibit 99.1

NBC Capital Corporation Expanding to Birmingham; To Consolidate Banks Under New Name and Single-Bank Structure

    STARKVILLE, Miss.--(BUSINESS WIRE)--Sept. 6, 2005--NBC Capital Corporation (AMEX: NBY) today announced that it plans to open a de-novo bank in Birmingham, Alabama, and to consolidate all of its banks and branches under a new name and a single-bank structure.
    "We are excited about expanding into the Birmingham market, one of the fastest growing bank markets in our region," stated Lewis F. Mallory, Jr., chairman and chief executive officer of NBC Capital Corporation. "We also plan to consolidate all of our banks and branches under a new name, providing our customers with a seamless branch system operating in Alabama, Mississippi and Tennessee. The addition of the new Birmingham bank, name change and consolidation of our banking platforms are part of the goals we announced at the beginning of this year. We are excited about delivering on these goals in terms of building long-term shareholder value and expanding branch access for our customers throughout our region."

    NBC To Change Bank Name

    NBC will change the name of its banks as part of its expansion plans and corporate branding programs. "We've chosen our new name to create a unique identity in our markets. All of our banks will have the same name, including our NBC banks in Mississippi, Tuscaloosa, Alabama, Enterprise National Bank in Memphis and our new bank in Birmingham. The new name will allow us to leverage our branding throughout our markets and eliminate the potential for confusion with other banks that have similar names to our existing operations. We plan to announce our new bank name on October 11th and will open under the new name the following day," continued Mr. Mallory.

    Birmingham Office to Open Mid-October

    "We are excited about our plans to open a de-novo bank in Birmingham. The new bank is part of our strategy to expand into faster growing markets in our region. We chose Birmingham as our next banking market because of its dynamic economy and its central location and proximity to our existing market in Tuscaloosa, Alabama.
    "We have hired Jon Farmer, an experienced banker in Birmingham as our new bank president. He is already assembling a team that is knowledgeable about the local market. We believe the Birmingham market offers excellent opportunities to build our commercial loan portfolio and will open our first branch in the fast growing Hoover area," stated Mr. Mallory.
    Farmer, who will be President and CEO in Birmingham, has 24 years of banking experience in Birmingham and Tuscaloosa, Alabama and Richmond, Virginia.

    NBC to Consolidate Banks Under Single Corporate Structure

    "We plan to merge the operations of Enterprise National Bank with those of NBC's branches in Mississippi and Alabama by mid-November," continued Mr. Mallory. "We expect to gain operational efficiencies under the single-bank structure and single accounting platform. Our customers will benefit from the single-bank structure through a seamless merger of our branches. This will provide our customers with more branch and ATM options for their convenience.
    "The consolidation of our banks under a single platform combined with our new name will pave the way for a new corporate name next year. We expect to ask shareholders to approve the new name for our corporation at our next annual meeting," concluded Mr. Mallory.

    About NBC Capital Corporation

    NBC Capital Corporation is a financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in east Mississippi, Memphis, Tennessee and Tuscaloosa, Alabama. NBC's stock is listed on the American Stock Exchange under the ticker symbol of NBY.

    Forward-Looking Statements

    This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Report on 10-K for the year ended December 31, 2004, and other reports filed with the Securities and Exchange Commission. NBC Capital Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

    CONTACT: NBC Capital Corporation
             Richard T. Haston, 662-324-4258